EXHIBIT 99.1

Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Omnicare	news release

CONTACT:

Cheryl D. Hodges

(859) 392-3331

Omnicare Reports Second Quarter 2005 Results

- Sales Reach Record Highs -

- Adjusted Earnings In Line With Expectations -

- Recent Acquisitions Provide Strong Platform for Future Growth -

COVINGTON, Ky. – August 3, 2005 – Omnicare, Inc. (NYSE:OCR), the nation’s leading provider of pharmaceutical care for the elderly, reported today financial results for its second quarter ended June 30, 2005.

Financial results for the quarter ended June 30, 2005, as compared with the prior-year period, including the special charge and accounting change noted below, were as follows:

•	Earnings per diluted share were 59 cents versus 55 cents
•	Net income was $61.7 million as compared with $60.5 million
•	Sales reached $1,123.4 million as compared with $1,010.6 million

The second quarter of 2005 includes a special charge of approximately $1.1 million pretax for acquisition-related expenses pertaining to a proposed transaction that was not consummated. In addition, the diluted earnings per share for all periods reflect the Company’s fourth quarter 2004 adoption of Emerging Issues Task Force Issue No. 04-8 (EITF No. 04-8) related to the calculation of diluted earnings per share for contingently convertible securities. Adjusting for this special item and the accounting change, results for the quarters ended June 30, 2005 and 2004, respectively, were as follows:

•	Adjusted earnings per diluted share were 60 cents versus 58 cents
•	Adjusted net income was $62.5 million as compared with $60.5 million
•	Sales reached $1,123.4 million as compared with $1,010.6 million

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “The second quarter was one of the most important periods in Omnicare’s history, highlighted by the continued solid financial performance of our business, as well as the significant progress we made toward acquiring NeighborCare, RxCrossroads and excelleRx – three major transactions that we believe will transform our company and provide us with a solid platform for future growth. Our sales once again hit record highs, and our operating margins improved on a sequential basis, reflecting the growing benefits of our cost reduction and productivity enhancement initiatives. As a result, our adjusted second quarter earnings per share were in line with our expectations and consensus estimates.”

Financial Position

Cash flow from operations for the quarter ended June 30, 2005 was $16.8 million versus $69.0 million in the prior-year quarter. Cash flow for the 2005 quarter was unfavorably impacted by $21 million owing to the continuation of the broad-based delay in receipts from the Illinois Department of Public Aid (Illinois Medicaid). Conversely, in the second quarter of 2004, following a similar slowdown in payments from Illinois Medicaid earlier in that year, cash flow was favorably impacted by $29 million in cash receipts owing from prior periods.

“Despite the delays in payment from Illinois Medicaid that have been ongoing for most of this year, the continuity of our cash flow has allowed us to continue our capital deployment strategies, namely in the funding of acquisition activity and debt reduction,” said Gemunder.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the second quarter of 2005, including the aforementioned special item was $132.7 million versus $126.0 million in the same quarter of 2004. Excluding the special item, adjusted EBITDA for the 2005 quarter, was $133.9 million versus $126.0 million in the 2004 quarter.

Gemunder noted that at June 30, 2005, the Company had $110.4 million in cash on its balance sheet, and that total debt to total capitalization was 38.8%, down 60 basis points from the comparable prior-year quarter and down 90 basis points from the first quarter of 2005.

To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under Generally Accepted Accounting Principles (GAAP) to exclude the impact of the above-mentioned special item. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company's Web site at www.omnicare.com.

Institutional Pharmacy Business

Omnicare's institutional pharmacy business generated record revenues of $1,073.2 million for the second quarter, approximately 10% higher than the $976.8 million reported in the comparable prior-year quarter. Operating profit in this business reached $127.8 million, as compared with the $120.5 million recorded in the second quarter of 2004. At June 30, 2005, Omnicare served long-term care and other facilities comprising approximately 1,096,000 beds versus approximately 1,054,000 at June 30, 2004, an increase of 4.0%.

With the acquisition of NeighborCare, which was completed on July 28, 2005, Omnicare’s total number of beds served will increase to approximately 1.4 million across 47 states, the District of Columbia and Canada.

“The combination of Omnicare and NeighborCare creates a premier institutional pharmacy company, with an expanded geographic footprint and a broader array of superior services and ancillary businesses,” said Gemunder. “We now have the ability to bring together the capabilities and resources of our two institutional pharmacy businesses to generate operational synergies that will make our overall company stronger and more efficient.

“The continued execution of our acquisition strategy is driving strong sales growth in our pharmacy business, and we will see additional growth in coming quarters as we begin integrating NeighborCare’s business into our operations,” said Gemunder. “Sales growth is also being aided by year-over-year increases in occupancy and acuity in many areas, the expansion of our clinical and other service programs, drug price inflation and market penetration of newer branded drugs, offset, in part, by the increasing use of generic drugs.

“We are pleased that our sales growth was achieved despite the ongoing trends in government reimbursement reductions, both state and federal, as well as intense competitive pricing pressures throughout the industry. The productivity enhancement and cost reduction programs we initiated over the past year have helped to partially offset these trends and improve our operating margins on a sequential basis. Additionally, our performance under a previously announced disease management demonstration project provided an anticipated benefit of approximately $4 million, representing our annual medication management performance payment. Annual medication management payments under this project are expected to continue over at least the next two years. We continue to look toward additional growth opportunities in the disease management arena that utilize our core clinical strengths and distribution assets.”

CRO Business

The Company's CRO business, including Omnicare Clinical Research and Clinimetrics Research Associates, Inc., generated revenues of $50.2 million on a GAAP basis for the 2005 second quarter, an increase of approximately 49% over the prior-year quarter's revenues of $33.8 million. Included in both periods were reimbursable out-of-pocket expenses totaling $8.5 million in the 2005 period and $4.5 million in the 2004 period. Excluding these reimbursable out-of-pocket expenses, adjusted revenues of $41.7 million in the 2005 second quarter were up approximately 42% when compared with revenues of $29.3 million in the 2004 second quarter. Operating profit in the 2005 second quarter was $3.7 million versus the $3.3 million earned in the comparable 2004 period. Backlog at June 30, 2005 was $260 million.

“Our larger CRO business, Omnicare Clinical Research, achieved solid second quarter results, with revenues and backlog higher than in the same quarter last year and increased operating profit primarily driven by the rapid growth in our Phase IV and geriatric research business,” said Gemunder. “Clinimetrics, too, achieved improved financial performance, owing to its efforts to realign operating costs due to the early and successful completion of a large data management project in the first quarter of 2005.”

Pending Acquisitions

On July 5, 2005, Omnicare announced an agreement to acquire privately held RxCrossroads, L.L.C., a leading provider of specialty distribution, product support and mail-order pharmacy services for pharmaceutical manufacturers and biotechnology companies for $235 million. RxCrossroads distributes drug and biological products with a retail value of approximately $1 billion. As it contracts with manufacturers on a consignment basis, RxCrossroads revenues from service operations are currently running at the annualized rate of approximately $46 million.

Moreover, on July 11, 2005, Omnicare announced an agreement to acquire privately held excelleRx, Inc., a leading national provider of comprehensive pharmaceutical care services primarily for hospice patients for approximately $269 million. ExcelleRx serves approximately 48,000 hospice patients in 46 states. Its total revenues are running at the annualized rate of approximately $130 million.

Both transactions are subject to the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and other customary closing conditions and are expected to close during the third quarter.

“We are excited about the addition of RxCrossroads and excelleRx. RxCrossroads represents an opportunity to significantly increase our stake in specialty drug distribution and to capitalize on the rapid growth in drug development, particularly in biotechnology companies, and the trend toward outsourcing of product research, product launch and post-launch services. ExcelleRx expands our presence in the rapidly growing hospice business. As important, its advanced call center infrastructure, clinical resources and expertise and mail-order capabilities also offer opportunities for medication therapy management over a broader range of disease states and care settings,” said Gemunder. “Both rapidly growing companies serve to leverage the core strengths and businesses of Omnicare while providing substantial new avenues for growth.”

Six-Month Results

Financial results for the six months ended June 30, 2005, as compared with the same period of 2004, were as follows:

•	Earnings per diluted share were $1.13 versus $1.13
•	Net income was $119.7 million as compared with $123.9 million
•	Sales reached $2,219.5 million as compared with $1,992.9 million

The first half of 2005 included special charges totaling approximately $2.4 million pre-tax relating to the aforementioned acquisition-related expenses, as well as fees and expenses related to the Company’s exchange offer for its old 4.00% junior subordinated convertible debentures due 2033 underlying the Trust Preferred Income Equity Redeemable Securities (Trust PIERS) completed in March 2005. Earnings per share for both periods also reflect the adoption of EITF No. 04-8 as discussed above. Adjusting for the special items and the impact of the accounting change, results for the six months ended June 30, 2005 and 2004, respectively, were as follows:

•	Adjusted earnings per diluted share were $1.16 versus $1.18
•	Adjusted net income was $121.2 million as compared with $123.9 million
•	Sales reached $2,219.5 million as compared with $1,992.9 million

For the 2005 year-to-date period, cash flow from operations was $81.8 million versus the $94.5 million in the first half of 2004.

Omnicare Outlook

In commenting on the outlook for Omnicare and the industry, Gemunder said, “We continue to see relative stability in the long-term care industry. Of course, we are continuing to monitor developments related to healthcare funding, including the efforts of the federal government and state Medicaid programs to contain or reduce costs, either through the legislative process or other means.

“Most importantly, we have been focused on the upcoming implementation of the Medicare drug benefit effective January 1, 2006. Under the new Medicare Part D benefit, Prescription Drug Plans, or PDPs, sponsored by commercial insurers or other risk-bearing entities approved by the Centers for Medicare and Medicaid Services (CMS) will offer a drug benefit to Medicare-eligible beneficiaries, including those dually eligible under Medicaid, which will include many residents of the skilled nursing facilities we serve.

“We have been actively involved in negotiations with Medicare Part D Plans during the quarter regarding our participation in their pharmacy networks to deliver pharmacy services for their beneficiaries in long-term care facilities. We are pleased with the progress of these negotiations. To date, Omnicare has signed agreements covering more than 100 Medicare Part D Plans across the United States, including a number of organizations planning to provide national coverage as well as numerous agreements with regional and local plans also intending to provide the Medicare Prescription Drug Benefit beginning in 2006.”

“There are still many specifics yet to be determined through sub-regulatory guidance by CMS, as well as the approval of specific PDPs by CMS,” said Gemunder. “All things considered, we see nothing materially adverse about the regulations at this time and believe we are well-positioned to add value under the new Medicare Part D benefit. We will monitor developments and continue to ready our company as the year progresses.”

“Over the next several months, we will be proceeding in a careful, measured way to integrate NeighborCare into our existing operations. As we have said previously, we expect to generate economies of scale in drug purchasing and through consolidation of duplicate operational functions and geographic locations. We expect the acquisition to be significantly accretive to Omnicare’s diluted earnings per share in 2006 and beyond.

“While we continue to address the challenges presented by pricing and reimbursement issues, we remain focused on Omnicare’s proven growth strategy – one that has allowed us to provide long-term shareholder value in all types of industry conditions. Overall, our revenue and earnings growth outlook remains positive given our strong underlying fundamentals and our sound strategy, combined with our demonstrated ability to maintain financial strength and flexibility, and the numerous opportunities to leverage our business both through internal and external growth,” concluded Gemunder.

Webcast Today

Omnicare will hold a conference call to discuss second-quarter results Wednesday, August 3, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare’s Web site at www.omnicare.com by clicking on “Investors” and then on “Conference Calls”, and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522

Calling from other countries: 706-634-6522

Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. With the addition of NeighborCare, Omnicare now serves residents in long-term care facilities comprising approximately 1,400,000 beds in 47 states, the District of Columbia and Canada, making it the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers. Omnicare also provides clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide.

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of management’s views and assumptions regarding business performance as of the time the statements are made, and management does not undertake any obligation to update these statements. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Forward-looking statements in this report include, but are not limited to, the following: expectations concerning the Company’s financial performance, results of operations, sales, earnings or business outlook; expectations regarding acquisitions; trends in the long-term healthcare and contract research industries generally; expectations concerning the Company’s ability to leverage its core business; anticipated growth in alternative institutional markets such as correctional facilities, hospice care mental health and personal care or supportive living facilities; expectations concerning continued relative stability in the operating environment in the long-term care industry; the ability to leverage the Company’s CRO business and its core pharmacy business as anticipated; volatility in the CRO business; anticipated business performance of the CRO; expectations in the CRO business resulting from streamlining and globalization efforts, the Company’s unique capabilities in the geriatric market and strength of presence in the drug development marketplace; trends in healthcare funding issues, including, but not limited to, state Medicaid budgets, enrollee eligibility, escalating drug prices due to higher utilization among seniors and the aging of the population; expectations concerning increasing Medicare admissions and improving occupancy rates; the introduction of more expensive medications and the increasing use of generic medications; the impact of any changes in healthcare policy relating to the future funding of the Medicaid and Medicare programs; the cost-effectiveness of pharmaceuticals in treating chronic illnesses for the elderly; the impact of the Medicare drug benefit, signed into law in December 2003 and effective in 2006, and its implementing regulations; the effect of any changes and considerations in long-term healthcare funding policies for Medicare and Medicaid programs; the ability of the Company to utilize its expertise in geriatric pharmaceutical care and pharmaceutical cost management and its database on drug utilization and outcomes in the elderly to meet the anticipated challenges of the healthcare environment and the implementation of the Medicare drug benefit; the effectiveness of the Company’s growth strategy in allowing the Company to maximize cash flow, maintain a strong financial position, enhance the efficiency of its operations and continue to develop the Company’s franchise in the geriatric pharmaceutical market; the ability of expansion in the Company’s core business to provide the Company greater ability to leverage its clinical services and information business, thereby enhancing cost advantages in the institutional pharmacy market; and expectations concerning opportunities for future growth. These forward-looking statements, together with other statements that are not historical, involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and contract research industries; competition in the pharmaceutical, long-term care and contract research industries; the impact of consolidation in the pharmaceutical and long-term care industries; trends in long-term care occupancy rates and demographics; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; expectations concerning the development and performance of the Company’s informatics business; the effectiveness of the Company’s formulary compliance program; trends in drug pricing, including the impact and pace of pharmaceutical price increases; delays and reductions in reimbursement by the government and other payors to customers and to the Company as a result of pressures on federal and state budgets or for other reasons; the overall financial condition of the Company’s customers; the ability of the Company to assess and react to the financial condition of its customers; the effectiveness of the Company’s pharmaceutical purchasing programs and its ability to obtain discounts and manage pharmaceutical costs; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies and the ability to realize anticipated sales, economies of scale, cost synergies and profitability; the continued availability of suitable acquisition candidates; pricing and other competitive factors in the industry; increases or decreases in reimbursement rates and the impact of other cost control measures; the impact on the Company’s sales, profits and margins resulting from market trends in the use of newer branded drugs versus generic drugs; the number and usage of generic drugs and price competition in the drug marketplace; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the impact and pace of technological advances; the ability to obtain or maintain rights to data, technology and other intellectual property; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the ability to benefit from streamlining and globalization efforts at the CRO; trends concerning CRO backlog; the effectiveness of the Company’s implementation and expansion of its clinical and other service programs; the effect of new legislation, government regulations, and/or executive orders, including those relating to reimbursement and drug pricing policies and changes in the interpretation and application of such policies; the impact of the Medicare drug benefit and its implementing regulations; legislation and regulations affecting payment and reimbursement rates for skilled nursing facilities; trends in federal and state budgets and their impact on Medicaid reimbursement rates; government budgetary pressures and shifting priorities; the Company’s ability to adjust to federal and state budget shortfalls; efforts by payors to control costs; the failure of the Company or the long-term care facilities it serves to obtain or maintain required regulatory approvals or licenses; loss or delay of contracts pertaining to the CRO business for regulatory or other reasons; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates pertaining to employee benefit plans; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and other risks and uncertainties described in the Company’s reports and filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

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Omnicare, Inc. and Subsidiary Companies

Summary Consolidated Statements of Income, GAAP Basis

(000s, except per share amounts)

Unaudited

	Three Months Ended June 30,				Six Months Ended June 30,

	2005		2004		2005		2004

Sales	$1,114,941		$1,006,053		$2,203,814		$1,983,795
Reimbursable out-of-pockets	8,456	(a)	4,544	(a)	15,729	(a)	9,081	(a)

Total net sales	1,123,397		1,010,597		2,219,543		1,992,876

Cost of sales	840,095		750,433		1,659,646		1,473,507
Reimbursed out-of-pocket expenses	8,456	(a)	4,544	(a)	15,729	(a)	9,081	(a)

Total direct costs	848,551		754,977		1,675,375		1,482,588

Gross profit	274,846		255,620		544,168		510,288
Selling, general and administrative expenses	156,995	(b)	143,327		314,754	(b)(c)	281,989

Operating income	117,851	(b)	112,293		229,414	(b)(c)	228,299
Investment income	1,091		905		2,244		1,539
Interest expense	(20,439)		(17,243)		(40,358)		(33,955)

Income before income taxes	98,503	(b)	95,955		191,300	(b)(c)	195,883
Income taxes	36,771		35,501		71,573		71,938

Net income	$61,732	(b)	$60,454		$119,727	(b)(c)	$123,945

Earnings per share (“EPS”): (d)
Basic	$0.60	(b)	$0.58		$1.17	(b)(c)	$1.19

Diluted	$0.59	(b)(e)	$0.55	(f)	$1.13	(b)(c)(e)	$1.13	(f)

Weighted average number of common shares outstanding:
Basic	102,381		103,996		102,069		103,727

Diluted	104,742	(e)	113,453	(f)	107,332	(e)	113,339	(f)

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Summary Segment Financial Data, Non-GAAP Basis (g)

Excluding EITF No. 01-14 and Special Items

(000s)

Unaudited

	Pharmacy Services		CRO Services		Corporate and Consolidating		Consolidated Totals

Three Months Ended June 30, 2005:
Adjusted sales	$1,073,203		$41,738	(h)	$–		$1,114,941	(h)

Adjusted operating income	$127,816	(i)	$3,710		$(12,528)		$118,998	(i)
Depreciation and amortization	13,763		437		673		14,873

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (j)	$141,579	(i)	$4,147		$(11,855)		$133,871	(i)

Three Months Ended June 30, 2004:

Adjusted sales	$976,768		$29,285	(h)	$–		$1,006,053	(h)

Operating income	$120,549		$3,268		$(11,524)		$112,293
Depreciation and amortization	12,774		354		615		13,743

EBITDA (j)	$133,323		$3,622		$(10,909)		$126,036

Six Months Ended June 30, 2005:

Adjusted sales	$2,123,302		$80,512	(h)	$–		$2,203,814	(h)

Adjusted operating income	$252,719	(i)	$6,269		$(27,190)	(i)	$231,798	(i)
Depreciation and amortization	26,833		984		1,325		29,142

Adjusted EBITDA (j)	$279,552	(i)	$7,253		$(25,865)	(i)	$260,940	(i)

Six Months Ended June 30, 2004:

Adjusted sales	$1,925,281		$58,514	(h)	$–		$1,983,795	(h)

Operating income	$243,979		$6,476		$(22,156)		$228,299
Depreciation and amortization	25,742		701		1,227		27,670

EBITDA (j)	$269,721		$7,177		$(20,929)		$255,969

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheets, GAAP Basis

(000s)

Unaudited

	June 30, 2005	December 31, 2004

ASSETS
Cash and cash equivalents	$104,263	$84,169
Restricted cash	6,148	262
Deposit with drug wholesaler	44,000	44,000
Accounts receivable, net	919,057	838,705
Unbilled receivables	20,901	14,007
Inventories	322,136	331,367
Deferred income tax benefits and other current assets	282,373	237,269

Total current assets	1,698,878	1,549,779

Properties and equipment, net	138,907	142,421
Goodwill	2,037,067	2,003,223
Other noncurrent assets	213,616	203,758

Total assets	$4,088,468	$3,899,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$268,343	$282,956
Deferred revenue	17,082	24,245
Current debt	24,981	25,218
Other current liabilities	135,491	135,063

Total current liabilities	445,897	467,482

Long-term debt	309,685	281,559
8.125% senior subordinated notes, due 2011	375,000	375,000
6.125% senior subordinated notes, net, due 2013	237,615	232,508
4.00% junior subordinated convertible debentures, due 2033 (k)	345,000	345,000
Deferred income taxes and other noncurrent liabilities	313,640	270,524

Total liabilities	2,026,837	1,972,073

Stockholders’ equity	2,061,631	1,927,108

Total liabilities and stockholders’ equity	$4,088,468	$3,899,181

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Condensed Consolidated Statement of Cash Flows, GAAP Basis

(000s)

Unaudited

	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005

Cash flows from operating activities:
Net income	$61,732	$119,727
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	8,160	16,354
Amortization	6,713	12,788
Provision for doubtful accounts	12,341	24,750
Deferred tax provision	11,938	26,006
Changes in assets and liabilities, net of effects from acquisition of businesses	(84,097)	(117,784)

Net cash flows from operating activities	16,787	81,841

Cash flows from investing activities:
Acquisition of businesses	(49,601)	(77,781)
Capital expenditures	(4,805)	(7,938)
Other	(364)	(5,852)

Net cash flows from investing activities	(54,770)	(91,571)

Cash flows from financing activities:
Borrowings on line of credit facility	258,000	415,000
Payments on line of credit facility and term A loan	(264,154)	(427,308)
Proceeds from long-term borrowings and obligations	35	41,345
Fees paid for financing arrangements	–	(1,454)
Change in cash overdraft balance	3,945	2,300
Proceeds from stock awards and exercise of stock options and warrants, net of stock tendered in payment	4,887	5,492
Dividends paid	(2,379)	(4,737)

Net cash flows from financing activities	334	30,638

Effect of exchange rate changes on cash	(1,111)	(814)

Net (decrease) increase in cash and cash equivalents	(38,760)	20,094
Cash and cash equivalents at beginning of period	143,023	84,169

Cash and cash equivalents at end of period	$104,263	$104,263

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Reconciliation Statement and Definitions,

Non-GAAP Basis (g)

(000s, except per share amounts)

Unaudited

	Three Months Ended June 30,				Six Months Ended June 30,

	2005		2004		2005		2004

Adjusted operating income (earnings before interest and income taxes, “EBIT”):
EBIT	$117,851		$112,293		$229,414		$228,299
Special items	1,147	(i)	–		2,384	(i)	–

Adjusted EBIT	$118,998	(i)	$112,293		$231,798	(i)	$228,299

Adjusted income before income taxes:
Income before income taxes	$98,503		$95,955		$191,300		$195,883
Special items	1,147	(i)	–		2,384	(i)	–

Adjusted income before income taxes	$99,650	(i)	$95,955		$193,684	(i)	$195,883

Adjusted net income:
Net income	$61,732		$60,454		$119,727		$123,945
Special items, net of taxes	719	(i)	–		1,492	(i)	–

Adjusted net income	$62,451	(i)	$60,454		$121,219	(i)	$123,945

Adjusted earnings per share (“EPS”): (d)
Basic EPS	$0.60		$0.58		$1.17		$1.19
Special items, net of taxes	0.01	(i)	–		0.01	(i)	–
Adjusted basic EPS	$0.61	(i)	$0.58		$1.19	(i)	$1.19

Diluted EPS	$0.59	(e)	$0.55	(f)	$1.13	(e)	$1.13	(f)
Special items, net of taxes	0.01	(i)	–		0.01	(i)	–
Adjusted diluted EPS	$0.60	(e)(i)	$0.55	(f)	$1.15	(e)(i)	$1.13	(f)

Diluted EPS, excluding “if-converted” impact of 4.00% junior subordinated convertible debentures, due 2033 (“4.00% debentures”)	$0.59	(e)	$0.58	(f)	$1.15	(e)	$1.18	(f)

Adjusted diluted EPS, excluding 4.00% debentures	$0.60	(e)(i)	$0.58	(f)	$1.16	(e)(i)	$1.18	(f)

Weighted average number of shares outstanding:
Diluted	104,742	(e)	113,453	(f)	107,332	(e)	113,339	(f)
Subtract: “If-converted” impact of 4.00% debentures	(275)	(e)	(8,451)	(f)	(3,256)	(e)	(8,451)	(f)

Adjusted diluted, excluding 4.00% debentures	104,467		105,002		104,076		104,888

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”): (j)
EBIT	$117,851		$112,293		$229,414		$228,299
Depreciation and amortization	14,873		13,743		29,142		27,670

EBITDA (j)	132,724		126,036		258,556		255,969
Special items	1,147	(i)	–		2,384	(i)	–

Adjusted EBITDA (j)	$133,871	(i)	$126,036		$260,940	(i)	$255,969

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Reconciliation Statement and Definitions, Non-GAAP Basis (g)

(000s)

Unaudited

	Three Months Ended June 30,				Six Months Ended June 30,

	2005		2004		2005		2004

Net cash flows from operating activities:
EBITDA (j)	$132,724		$126,036		$258,556		$255,969
Subtract:
Interest expense, net of investment income	(19,348)		(16,338)		(38,114)		(32,416)
Income taxes	(36,771)		(35,501)		(71,573)		(71,938)
Changes in assets and liabilities, net of effects from acquisition of businesses	(84,097)		(26,914)	(l)	(117,784)		(104,108)	(l)
Add:
Provision for doubtful accounts	12,341		11,414		24,750		21,890
Deferred tax provision	11,938		10,279		26,006		25,087

Net cash flows from operating activities	$16,787		$68,976	(l)	$81,841		$94,484	(l)

Free cash flow: (m)
Net cash flows from operating activities	$16,787		$68,976		$81,841		$94,484
Capital expenditures	(4,805)		(4,769)		(7,938)		(9,837)
Dividends	(2,379)		(2,347)		(4,737)		(4,680)

Free cash flow (m)	$9,603		$61,860		$69,166		$79,967

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT	$126,669		$120,549		$251,572		$243,979
Special item	1,147	(i)	–		1,147	(i)	–

Adjusted EBIT - Pharmacy Services	$127,816	(i)	$120,549		$252,719	(i)	$243,979

Adjusted EBITDA - Pharmacy Services: (j)
EBITDA (j)	$140,432		$133,323		$278,405		$269,721
Special item	1,147	(i)	–		1,147	(i)	–

Adjusted EBITDA - Pharmacy Services (j)	$141,579	(i)	$133,323		$279,552	(i)	$269,721

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Reconciliation Statement and Definitions, Non-GAAP Basis (g)

(000s)

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,

	2005	2004	2005		2004

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(12,528)	$(11,524)	$(28,427)		$(22,156)
Special item	–	–	1,237	(i)	–

Adjusted EBIT - Corporate and Consolidating	$(12,528)	$(11,524)	$(27,190)	(i)	$(22,156)

Adjusted EBITDA - Corporate and Consolidating: (j)
EBITDA (j)	$(11,855)	$(10,909)	$(27,102)		$(20,929)
Special item	–	–	1,237	(i)	–

Adjusted EBITDA - Corporate and Consolidating (j)	$(11,855)	$(10,909)	$(25,865)	(i)	$(20,929)

Segment Reconciliations - CRO Services:
Adjusted Sales - CRO Services:
Total net sales (a)	$50,194	$33,829	$96,241		$67,595
Reimbursable out-of-pockets (a)	(8,456)	(4,544)	(15,729)		(9,081)

Adjusted sales (h)	$41,738	$29,285	$80,512		$58,514

DEFINITIONS:

GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles (“GAAP”).

Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Footnotes to Financial Information

(000s, except per share amounts)

Unaudited

(a)

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as revenues and direct costs. EITF No. 01-14 relates solely to the Company’s contract research services business.

(b)

The three and six months ended June 30, 2005 include a special charge of $1,147 before taxes ($719 after taxes, or $0.01 per diluted share) for acquisition-related expenses pertaining to a proposed transaction that was not consummated.

(c)

The six months ended June 30, 2005 includes a special charge of $1,237 before taxes ($773 after taxes, or $0.01 per diluted share) relating to professional fees and expenses incurred in connection with the Series B 4.00% Trust Preferred Income Equity Redeemable Securities (“New Trust PIERS”) exchange offer, as further discussed in footnote (e) below.

(d)

EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) and interest expense, net of taxes, are reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(e)

On March 8, 2005, Omnicare exchanged 96.7% of its outstanding 4.00% Trust Preferred Income Equity Redeemable Securities (“Old Trust PIERS”) for an equal amount of the New Trust PIERS (the “Exchange”). See footnote (f) for a discussion of the impact to earnings results for periods prior to the Exchange. The effect of the Exchange was to reduce the amount of shares assumed converted to 275 and 3,256 for the three and six months ended June 30, 2005, respectively. Additionally, interest expense, net of taxes, that is added back to net income for purposes of calculating diluted earnings per share was reduced to $132 and $1,814 for the three and six months ended June 30, 2005, respectively.

(f)

In December 2004, the EITF of the Financial Accounting Standards Board ratified EITF No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share” (“EITF No. 04-8”), which requires the shares underlying contingently convertible debt instruments to be included in diluted earnings per share computations using the “if-converted” accounting method, regardless of whether the market price trigger has been met. Under that method, the convertible debentures are assumed to be converted to common shares (weighted for the number of days assumed to be outstanding during the period), and interest expense, net of taxes, related to the convertible debentures is added back to net income. Diluted earnings per common share amounts were retroactively restated for all prior periods to give effect to the application of EITF No. 04-8 relating to the Company’s 4.00% junior subordinated

Omnicare, Inc. and Subsidiary Companies

Footnotes to Financial Information

(000s, except per share amounts)

Unaudited

convertible debentures (“Old 4.00% Debentures”) issued in the second quarter of 2003. The effect of Omnicare’s fourth quarter 2004 adoption of EITF No. 04-8 was to decrease diluted earnings per share $0.03 and $0.05 for the three and six months ended June 30, 2004, respectively. For purposes of the “if-converted” calculation, 8,451 shares were assumed to be converted for the three and six months ended June 30, 2004. Additionally, interest expense, net of taxes, of $2,266 and $4,531 for the three and six months ended June 30, 2004, respectively, was added back to net income for purposes of calculating diluted earnings per share using this method. The effect of EITF No. 04-8 on the Company’s 2005 earnings results was to decrease diluted earnings per share by $0.02 for the six months ended June 30, 2005. There was no impact on diluted earnings per share for the three months ended June 30, 2005.

(g)

Omnicare believes that investors’ understanding of Omnicare’s performance is enhanced by the Company’s disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted results provide added insight into the Company’s performance by focusing on the results generated by the Company’s ongoing core operations. Management uses the adjusted results for measurement purposes. Omnicare’s method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(h)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a) above.
(i)

The noted presentation for the three and six months ended June 30, 2005 excludes the special charges discussed in footnotes (b) and (c) above. Management believes these items are not related to the ongoing operations of Omnicare.

(j)

EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare believes that certain investors find EBITDA to be a useful tool for measuring a company’s ability to service its debt, which is also the primary purpose for which management uses this financial measure. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(k)

On March 8, 2005, Omnicare completed its offer to exchange up to $345,000 aggregate liquidation amount of the Old Trust PIERS of Omnicare’s subsidiary, Omnicare Capital Trust I, for an equal amount of the New Trust PIERS of Omnicare’s subsidiary, Omnicare Capital Trust II, plus an exchange fee of $0.125 per $50 stated liquidation amount of the Old Trust PIERS. After the expiration of the exchange offer,

Omnicare, Inc. and Subsidiary Companies

Footnotes to Financial Information

(000s, except per share amounts)

Unaudited

approximately $334 million of the Old 4.00% Debentures was replaced with Series B 4.00% junior subordinated convertible debentures (“New 4.00% Debentures”), with approximately $11 million of the Old 4.00% Debentures still outstanding. Omnicare commenced the exchange offer to remove the effect to diluted earnings per share the Old 4.00% Debentures had after the issuance of EITF No. 04-8, as further discussed in footnotes (e) and (f) above.

(l)	The presentation of movements in cash overdraft balances as net cash flows from financing activities have been reclassified in the prior year to conform with the current year presentation.
(m)

Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare’s calculation of free cash flow may differ from the calculation of free cash flow by others.